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                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                               June 16, 1999
                              Date of Report
                    (Date of earliest event reported)


                             ALPHATRADE.COM
     (Exact name of registrant as specified in its charter)



Nevada                             0-25631                 Applied For
 ------                             -------                 -----------
  (State or other            (Commission File Number)        (IRS Employer
jurisdiction of                                          Identification No.)



                #400 B 1111 West Georgia Street
              Vancouver, British Columbia, Canada
                            V6E 4M3
            (Address of Principal Executive Offices)


                        (604)  681-7503
                (Registrant's Telephone Number)


                              N/A
  (Former Name or Former Address if changed Since Last Report)



Item 1.  Changes in Control of Registrant.

         None, not applicable.


Item 2.  Acquisition or Disposition of Assets.

         None, not applicable.




Item 3.  Bankruptcy or Receivership.

         None, not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         None, not applicable.

Item 5.  Other Events.

       On June 8th, 1999, AlphaTrade.com was named as a defendant in a Complaint filed in the District Court, Clark County, Nevada by WebData Corp. and two of its shareholders. The Complaint alleges that AlphaTrade.com and the other Defendants infringed upon trade secrets and other intellectual property belonging to WebData. The Complaint also alleges that WebData was deprived of certain corporate opportunities. Damages and declaratory relief were requested.

     AlphaTrade believes that the alleged technology described by WebData in its Complaint is either in the public domain or uses rudimentary parsing technology. Thus, AlphaTrade did not deprive WebData of any corporate opportunity. AlphaTrade will vigorously defend this position and the Company does not believe that the WebData lawsuit will have a material effect on business.

Item 6.  Resignations of Directors and Executive Officers.

         None, not applicable.

Item 7.  Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired.

       None, not applicable.

   (b)  Pro Forma Financial Information.

       None, not applicable.

   (c)  Exhibits.


Description of Exhibit                      Exhibit Number

None, not applicable.


Item 8.  Change in Fiscal Year.

         None, not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         None
                           SIGNATURES


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALPHATRADE.COM


DATED:   June 25th, 1999               By:  /s/  Rafael deNoyo
                                              --------------------
                                             Rafael deNoyo
                                              Chief Technical Officer
                                              Director